                                                                    EXHIBIT 99.1

NEWS RELEASE

                                                           FOR IMMEDIATE RELEASE

                       TUFCO TECHNOLOGIES, INC. ANNOUNCES
             SIGNIFICANT NEW CONTRACTS AND CAPITAL EXPANSION PLANS;
                             FOURTH QUARTER EARNINGS

GREEN BAY, WI (December 4, 2003)--Tufco Technologies, Inc. (NASDAQ: TFCO), a leader in providing diversified contract manufacturing, specialty printing services and business imaging products today announced results for the fourth quarter and the full fiscal year 2003. The Company also announced the signing of significant new contracts and the undertaking of a capital expansion.

"We have signed significant new contracts with new and existing customers for both printing and contract manufacturing at our Green Bay plant," said Louis LeCalsey, III, Tufco's CEO and President. "When all are up and running, on an annualized basis these new contracts are expected to significantly exceed the revenue and operating profit attributable to certain contracts that we earlier announced had not been renewed by a customer as the result of that customer electing to manufacture certain products at their own facilities. These new projects are scheduled to start-up at scheduled intervals throughout fiscal 2004 and all will be running by the fourth quarter of fiscal 2004."

To support this new business, the Company is undertaking a capital equipment expansion aggregating approximately $3,600,000. Included in this expansion program is doubling the capacity for wet wipes production, a new flat pack folder, and a rebuild of an existing quarter folder. The company will also combine microbiological and chemical lab capabilities with the



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                                                                     Page 2 of 4

addition of equipment and building modifications.

In commenting on the Company's financial performance, LeCalsey stated, "Fiscal 2003 was a year of significant accomplishment. We sold the Paint Sundries segment and now have the strongest balance sheet in Company history. We completed the move of our corporate office from Dallas to Green Bay. We began production on our wet wipes converting equipment and our second press in Green Bay. Newton and Green Bay each achieved record sales and both sites set safety records."

Sales for the fourth quarter of fiscal year 2003 were $15,612,000, up 21.1% from last year's fourth quarter. For the year, sales were $55,207,000, up 9.5% from the fiscal year 2002. Earnings in the fourth quarter were $497,000 or $0.11 per share, compared to a net loss of $775,000, or ($0.17) per share for the fourth quarter of 2002. The fourth quarter of 2003 included $123,000 of one-time expense to complete the move of corporate services and IT from Dallas to Green Bay. The Company expects to reduce costs by approximately $500,000 per year, effective beginning fiscal 2004, as a result of this move. In addition, the Company incurred approximately $700,000 in costs in the fourth quarter of fiscal 2002 relating to the closing of the Dallas manufacturing operations.

For the full year, the Company earned $779,000, or $0.17 per share compared to a net loss of $5,405,000, or ($1.17) per share for 2002. Income from continuing operations was $501,000, or $0.11 per share for the fourth quarter of 2003 and $1,248,000, or $0.27 per share for the full year. This compares to a net loss from continuing operations of $307,000, or ($0.07) per share for the fourth quarter of 2002 and income from continuing operations of $358,000, or $0.08 per share

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for fiscal year 2002. Previously reported amounts have been adjusted to reflect the disposition of the Paint Sundries segment earlier this year.

"At fiscal year end 2003 we had almost $3,000,000 of cash on our balance sheet and are virtually debt free. We feel we should be able to fund the equipment and working capital for our new projects with only a minimal amount of debt which would quickly be repaid through increased cash flow," LeCalsey added. "Thus, we are now positioned to fully take advantage of our unique capabilities utilizing best available technology assets coupled with a talented and dedicated workforce," he concluded.

Tufco, headquartered in Green Bay, Wisconsin, has manufacturing operations in Wisconsin and North Carolina.

INFORMATION ABOUT THE RESULTS REPORTED HEREIN, OR COPIES OF THE COMPANY'S QUARTERLY REPORTS, MAY BE OBTAINED BY CALLING THE CONTACT PERSON LISTED BELOW.

This press release, including the discussion of the Company's fiscal 2003 results in comparison to fiscal 2002, contains forward-looking statements regarding current expectations, risks and uncertainties for future periods. The actual results could differ materially from those discussed herein due to a variety of factors such as cancellation of production agreements by significant customers, material increases in the cost of base paper stock, competition in the Company's product areas, or an inability of management to successfully reduce operating expenses in relation to net sales without damaging the long-term direction of the Company. Therefore, the selected financial data for the periods presented may not be indicative of the Company's future financial condition or results of operations. The Company assumes no responsibility to update the forward-looking statements contained in this press release.

Contact: Michael B. Wheeler, VP and CFO
         Tufco Technologies, Inc.
         P. O. Box 23500
         Green Bay, WI 54305-3500
         (920) 336-0054
         (920) 336-9041 (Fax)
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                            TUFCO TECHNOLOGIES, INC.
                 Condensed Consolidated Statements of Operations    Page 4 of 4
               (Amounts in 000's except share and per share data)


                                                           Three Months Ended                      Twelve Months Ended
                                                             September 30,                            September 30,
                                                      2003                  2002                2003                  2002
                                                   -----------          -----------          -----------          -----------
Net Sales                                          $    15,612          $    12,820          $    55,207          $    50,154

Cost of Sales                                           13,264               11,894               47,732               44,558
                                                   -----------          -----------          -----------          -----------

  Gross Profit                                           2,348                  926                7,475                5,596

SG&A Expense                                             1,238                  867                4,619                3,371
Employee Severance Costs                                   123                   --                  333                  209
Facility Restructuring Costs                                --                   --                   --                  233
Facility Closing Cost                                       --                  435                   --                  435
Property & Inventory Write Downs                            --                  236                   --                  548
Loss (Gain) on Asset Sales -Net                             58                   18                  109                  (10)
                                                   -----------          -----------          -----------          -----------
Operating Income                                           929                 (630)               2,414                  810

Interest Expense                                           (14)                 (96)                (202)                (461)
Other Income (Expense) -Net                                (32)                   3                  (49)                  24
                                                   -----------          -----------          -----------          -----------
Income from Continuing Operations
 Before Income Tax                                         883                 (723)               2,163                  373

Income Tax Expense (Benefit)                               374                 (286)                 917                  147
                                                   -----------          -----------          -----------          -----------
Income From Continuing Operations                          509                 (437)               1,246                  226

Loss From Discontinued Operations:
 Net Loss from Operations of
   Discontinued Segment, Net of Tax                         --                 (338)                (221)                (981)
 Net Loss from Sale of Discontinued
   Operations, Net of Tax                                   --                   --                 (244)                  --
                                                   -----------          -----------          -----------          -----------

 Loss Before Accounting Change                             509                 (775)                 781                 (755)

Cumulative Effect of Accounting Change                      --                   --                   --               (4,652)
                                                   -----------          -----------          -----------          -----------

Net Income (Loss)                                  $       509          $      (775)         $       781          $    (5,407)
                                                   -----------          -----------          -----------          -----------

Basic Earnings (Loss) Per Share:
  Income from Continuing Operations                $      0.11          $     (0.09)         $      0.27          $      0.05
  Net Loss from Operations of Discontinued
    Segment                                                 --                (0.07)               (0.05)               (0.21)
  Net Loss from Sale of Discontinued
    Operations                                              --                   --                (0.05)                  --
                                                   -----------          -----------          -----------          -----------
    Income before Accounting Change                       0.11                (0.17)                0.17                (0.16)
  Cumulative Effect of Accounting Change                    --                   --                   --                (1.01)
                                                   -----------          -----------          -----------          -----------
  Net Income(Loss)                                 $      0.11          $     (0.17)         $      0.17          $     (1.17)

Diluted Earnings (Loss) Per Share:
  Income from Continuing Operations                $      0.11          $     (0.09)         $      0.27          $      0.05
  Net Loss from Operations of Discontinued
    Segment                                                 --                (0.07)               (0.05)               (0.21)
  Net Loss from Sale of Discontinued
    Operations                                              --                   --                (0.05)                  --
                                                   -----------          -----------          -----------          -----------
    Income before Accounting Change                       0.11                (0.17)                0.17                (0.16)
  Cumulative Effect of Accounting Change                    --                   --                   --                (1.00)
                                                   -----------          -----------          -----------          -----------
  Net Income(Loss)                                 $      0.11          $     (0.17)         $      0.17          $     (1.17)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic                                                4,590,959            4,627,844            4,616,331            4,627,844
Diluted                                              4,601,960            4,627,844            4,626,204            4,630,621


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